Exhibit 99.1

MAUI LAND & PINEAPPLE COMPANY, INC.

P. O. BOX 187   •   KAHULUI, HAWAII  96733-6687

News Release

Contact:	Teri Freitas Gorman, MLP, 808-877-3857
Joan Bennet, Bennet Strategic Communications, 808-531-6087 (ext. 1)

FOR RELEASE

Monday, July 28, 2008

Maui Land & Pineapple Company, Inc. Announces $40 Million Convertible Note Offering

Kahului, Hawaii – Maui Land & Pineapple Company, Inc. (NYSE: MLP), announced today that it has entered into definitive agreements for a private placement of $40 million of convertible notes due 2013 to certain institutional accredited investors.  The offering is expected to close on or before July 29, 2008, subject to certain closing conditions.

The notes will pay interest quarterly at an annual rate of 5.875% and are convertible into shares of common stock of MLP at an initial conversion price of $33.50 per share, which is equal to an initial conversion rate of 29.8507 shares per $1,000 principal amount of the notes.  The conversion price represents an approximate 12% conversion premium to the volume weighted average stock price over the last 30 trading days. The notes will be secured by specified assets of MLP and its subsidiaries.  MLP may require the holders of the notes to convert the notes on or after the second anniversary of the issuance of the notes if MLP’s common stock has traded above certain thresholds.

MLP expects to use the proceeds from this financing for debt repayment, development projects and general corporate purposes.

The notes were offered and issued only to accredited investors in a private placement transaction under Section 4(2) under the Securities Act of 1933 and the rules and regulations promulgated thereunder.  Accordingly, the securities offered in this placement have not been registered under the Securities Act of 1933 or state securities laws, and cannot be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from the registration requirements. As part of the transaction, MLP has agreed to file a registration statement with the SEC covering the resale of the shares of common stock to be issued upon conversion of the notes.

This news release is neither an offer to sell nor a solicitation of an offer to buy any of the securities discussed herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state.

About Maui Land & Pineapple Company, Inc.

Maui Land & Pineapple Company, Inc. is committed to the integration of agriculture, natural resource management and eco-effective design principles to create and manage holistic communities.  MLP’s vision of holistic communities is based on the traditional Hawaiian model of ahupua`a, a system of self-reliance based on the artful use of land and water resources to sustain island life indefinitely.  MLP is a Hawai`i corporation and successor to a business organized in 1909. Its principal operating subsidiaries are Maui Pineapple Company Ltd., a producer and marketer of Maui-grown pineapple, and Kapalua Land Company Ltd., operator of Kapalua Resort, a master-planned resort community in West Maui.  For additional information please visit http://www.mauiland.com and http://www.kapalua.com.

Forward-Looking Statements

Any statements contained in this press release that refer to future events or other non-historical matters are forward-looking statements. These forward-looking statements are based on MLP’s expectations as of the date of this press release and are subject to risks and uncertainties that could cause actual results to differ materially from current expectations. For example, the closing of the private placement is subject to the satisfaction of certain closing conditions contained in the securities purchase agreement related to the private placement. The offering may not be completed or the timing for its completion could vary based on the timing of the satisfaction of such closing conditions, as well as risks and uncertainties related to changes in capital market conditions.  In addition, the following risks and uncertainties may affect MLP’s business prospects, results of operations or financial condition:  increases in fuel and travel costs; airline industry capacity; dependence on third parties and actual or potential lack of control over joint venture relationships; affects of weather conditions and natural disasters; timing and success of sales of residential projects and construction projects, including resort initiatives; recoverability of real estate development deferred costs; affects of local, state and national zoning or other regulations; costs of compliance with environmental laws; timing and conditions of future real estate entitlement applications; and such other risks and uncertainties as detailed from time to time in MLP’s public filings with the U.S. Securities and Exchange Commission, including but not limited to MLP’s Annual Report on Form 10-K for the year ended December 31, 2007, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.  MLP assumes no obligation and does not intend to update any forward-looking statements.

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